UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2020

KKR Real Estate Finance Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38082	47-2009094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street,	Suite 4200
New York,	New York	10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 750-8300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KREF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02    Results of Operations and Financial Condition.

On February 19, 2020, KKR Real Estate Finance Trust Inc. (the “Company”) issued an earnings release and supplemental financial information announcing its financial results for the quarter and year ended December 31, 2019. The earnings release and supplemental financial information are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, hereto and are incorporated herein by reference.

The information in Item 2.02 of this Current Report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Earnings Release dated February 19, 2020
99.2	Supplemental Financial Information for the year ended December 31, 2019
104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR Real Estate Finance Trust Inc.

By:	/s/ Christen E.J. Lee
Name: Christen E.J. Lee
Title: Co-Chief Executive Officer and Co-President

Date: February 19, 2020